Exhibit 99.1

Bridge Capital Holdings Announces Changes
to its Board of Directors

Directors Brenner and Campbell Retiring
New Directors Harvey and Schwakopf Appointed

San Jose, CA – October 14, 2010– Bridge Capital Holdings (NASDAQ: BBNK), whose subsidiary is Bridge Bank, National Association, announced today that two of its directors will retire from the Board of Directors and that two new directors have been appointed to its Board of Directors.

Directors Richard Brenner and David Campbell have both notified the Company that they will retire from the Board as of this date.  Both Brenner and Campbell were organizers and founding directors of Bridge Bank and will transition to Director Emeritus, as each has qualified for this status based on ten years of service on the board of Bridge Bank.

Rich Brenner served on the Audit and Compensation Committees of the Board and chaired the Audit Committee.  Dave Campbell served on the Loan and Finance Committees of the Board and chaired the Loan Committee.

 “We thank Rich and Dave for their ten years of service to Bridge,” stated Allan C. Kramer, M.D., Chairman of the company and bank.  “Their leadership, participation, and guidance have been critical to building the strong foundation on which Bridge Bank stands today.  We will follow the principles of effective governance they helped develop as we continue to build the Bridge Bank franchise.”

The Company also announced that two new directors have joined its Board.  Dr. Francis J. Harvey and Terry Schwakopf have been appointed to its Board of Directors, effective immediately.  In addition to the Bridge Capital Holdings Board, Harvey and Schwakopf have also been appointed to the Board of Bridge Bank, N.A.  Both board appointments are subject to regulatory approval.

Dr. Harvey served on the Bridge Capital Holdings and Bridge Bank boards of directors from 2001 to 2004, at which time he left both boards to become the 19th Secretary of the U.S. Army.

“We are pleased to have Fran rejoin the Bridge Bank team,” stated Dr. Kramer.  “After serving his country in a distinguished manner during a period of war, we look forward to regaining benefit of his extensive and diverse business background to further increase the depth and expertise of our Board.”

“Terry Schwakopf is also a superb addition to the Bridge Capital Holdings Board,” said Dr. Kramer. “Her many years of banking experience with both the Federal Reserve and having served on other bank boards will provide unique capabilities to our Board. We are delighted to welcome Terry to the Bridge Bank and Bridge Capital Holdings boards.”

Following the changes, Bridge Capital Holdings will continue to have nine directors, with seven being classified as independent directors.

“We sincerely thank the two outgoing directors for their years of hard work and dedication to Bridge Bank and heartily welcome the two incoming directors whose addition to the board will strengthen the bank as we go forward,” continued Dr. Kramer.

About Dr. Francis J. Harvey

Dr. Harvey served as the 19th Secretary of the U.S. Army from November 2004 to March 2007.  Appointed by President George W. Bush and confirmed by the U.S. Senate, he had statutory responsibility for all matters relating to manpower, training, reserve affairs, installations, equipment, communications, and financial management.

Prior to becoming Secretary, Dr. Harvey served on several corporate boards, including three portfolio companies of the Carlyle Group where he was the vice chairman of the board for two of those companies.  Between 1997 and 2004, he served on a total of ten different corporate and non-corporate boards.  He currently serves on the boards of three privately held companies and is a strategic advisor to several other companies and private equity firms.

Previously, Dr. Harvey was Chief Operating Officer of Westinghouse’s Industries and Technology Group. He held several senior leadership positions at Westinghouse, including General Manager of the Marine Division, Vice President of Science and Technology, President of the Government and Environmental Services Company, and President of the Defense and Electronics Systems Group.

During the course of his business career, Dr. Harvey has been involved with several nonprofit organizations serving as a member of the Board of Regents at Santa Clara University as well as a member of the boards of the San Jose Museum of Art and the San Jose Symphony.  He was also on the Campaign Cabinet of the United Way of Santa Clara County.

In the late 1970’s, Dr. Harvey served as a White House Fellow and assistant in the office of Secretary of Defense, Harold Brown.

Dr. Harvey earned a BS degree from the University of Notre Dame and a Ph.D. in metallurgy and material sciences from the University of Pennsylvania.

About Terry Schwakopf

Terry Schwakopf currently serves as a Senior Advisor to the banking practice of Deloitte & Touche, LLP, which  provides governance, regulatory and risk strategies advisory services to clients in the banking industry.

Prior to Deloitte, Ms. Schwakopf worked for 23 years in increasingly senior positions with the Federal Reserve Bank of San Francisco, where she was Executive Vice President with overall responsibility for bank supervision.  She also served three years with the Federal Reserve Board of Governors in Washington D.C. in a special unit that dealt with systemic issues in the banking and savings and loan industries.

While with the Federal Reserve Bank of San Francisco, Ms. Schwakopf also oversaw community affairs, public information, the corporate secretary’s function, communicating arts, and had overall responsibility for a staff of 300.   Prior to joining the Federal Reserve, Ms. Schwakopf held positions in both the commercial banking and savings and loan industries and worked as a consultant to community banks.

In addition to her new appointment to the Bridge boards, Ms. Schwakopf also serves on the board of directors of Rabbobank, N.A.

Ms. Schwakopf has a BA from Pennsylvania State University and an MBA from California State University.  She is a member of the board of directors and executive committee of United Way of the Bay Area and is actively involved in a number of international organizations and civic groups, including the Asia Society, the American Heart Association, the Bay Area Red Cross, and the Library Foundation.

About Bridge Capital Holdings

Bridge Capital Holdings is the holding company for Bridge Bank, National Association.  Bridge Capital Holdings was formed on October 1, 2004 and holds a Global Select listing on The NASDAQ Stock Market under the trading symbol BBNK.  Visit Bridge Capital Holdings on the web at www.bridgecapitalholdings.com.

About Bridge Bank, N.A.

Bridge Bank, N.A. is Silicon Valley's full-service professional business bank.  The Bank is the community business bank of choice for small and middle market companies, and emerging technology businesses in the markets we serve.  Bridge Bank provides its clients with a comprehensive package of business banking solutions delivered through experienced, professional bankers.  Visit Bridge Bank on the web at www.bridgebank.com.

Forward Looking Statements
Certain matters discussed in this press release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbors created by that Act.  Forward-looking statements describe future plans, strategies, and expectations, and are based on currently available information, expectations, assumptions, projections, and management’s judgment about the Bank, the banking industry and general economic conditions.  These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements.

These risks and uncertainties include, but are not limited to: (1) competitive pressures in the banking industry; (2) changes in interest rate environment; (3) general economic conditions, nationally, regionally, and in operating markets; (4) changes in the regulatory environment; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) future credit loss experience.

Contacts
Daniel P. Myers	Thomas A. Sa
President	Executive Vice President
Chief Executive Officer	Chief Financial Officer
Bridge Capital Holdings	Bridge Capital Holdings
408.556.6510	408.556.8308
dan.myers@bridgebank.com	tom.sa@bridgebank.com